Exhibit 99.3

OPENDOOR TECHNOLOGIES INC.

NON-GAAP MEASURES & KEY METRICS

(Unaudited)

	Period Ended				
($ in millions, except markets, homes purchased, homes sold, homes in inventory, and margins)	**Q1 2024**	**Q4 2023**	**Q3 2023**	**Q2 2023**	**Q1 2023**
Key Metrics					
Total Markets (at period end)	50	50	53	53	53
Total Revenue	$ 1,181	$ 870	$ 980	$ 1,976	$ 3,120
Gross profit	$ 114	$ 72	$ 96	$ 149	$ 170
Net (loss) income	$ (109)	$ (91)	$ (106)	$ 23	$ (101)
Inventory (at period end)	$ 1,881	$ 1,775	$ 1,311	$ 1,149	$ 2,118
Non-GAAP Financial Measures					
Adjusted Gross Profit (Loss)	$ 104	$ 66	$ 84	$ 7	$ (102)
Selling Costs	(34)	(26)	(28)	(58)	(85)
Holding Costs	(13)	(10)	(13)	(39)	(54)
Contribution Profit (Loss)	$ 57	$ 30	$ 43	$ (90)	$ (241)
Adjusted EBITDA	$ (50)	$ (69)	$ (49)	$ (168)	$ (341)
Adjusted Net Loss	$ (80)	$ (97)	$ (75)	$ (197)	$ (409)
Margins					
Total Revenue	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Gross profit	9.7 %	8.3 %	9.8 %	7.5 %	5.4 %
Adjusted Gross Profit (Loss)	8.8 %	7.6 %	8.6 %	0.4 %	(3.3)%
Contribution Profit (Loss)	4.8 %	3.4 %	4.4 %	(4.6)%	(7.7)%
Net (loss) income	(9.2)%	(10.5)%	(10.8)%	1.2 %	(3.2)%
Adjusted EBITDA	(4.2)%	(7.9)%	(5.0)%	(8.5)%	(10.9)%
Adjusted Net Loss	(6.8)%	(11.1)%	(7.7)%	(10.0)%	(13.1)%
Inventory Rollforward					
Homes in Inventory (at beginning of period)	5,326	4,007	3,558	6,261	12,788
Homes Purchased	3,458	3,683	3,136	2,680	1,747
Homes Sold	(3,078)	(2,364)	(2,687)	(5,383)	(8,274)
Homes in Inventory (at period end)	5,706	5,326	4,007	3,558	6,261

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except share amounts which are presented in thousands, and per share amounts) (Unaudited) Three Months Ended March 31, 2024 2023 REVENUE $ 1,181 $ 3,120 COST OF REVENUE 1,067 2,950 GROSS PROFIT 114 170 OPERATING EXPENSES: Sales, marketing and operations 113 188 General and administrative 47 66 Technology and development 41 40 Total operating expenses 201 294 LOSS FROM OPERATIONS (87) (124) GAIN ON EXTINGUISHMENT OF DEBT — 78 INTEREST EXPENSE (37) (74) OTHER INCOME – Net 15 19 LOSS BEFORE INCOME TAXES (109) (101) INCOME TAX EXPENSE — — NET LOSS $ (109) $ (101) Net loss per share attributable to common shareholders: Basic $ (0.16) $ (0.16) Diluted $ (0.16) $ (0.16) Weighted-average shares outstanding: Basic 682,457 641,916 Diluted 682,457 641,916

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In millions, except share data) (Unaudited) March 31, 2024 December 31, 2023 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 953 $ 999 Restricted cash 333 541 Marketable securities 37 69 Escrow receivable 15 9 Real estate inventory, net 1,881 1,775 Other current assets 65 52 Total current assets 3,284 3,445 PROPERTY AND EQUIPMENT – Net 66 66 RIGHT OF USE ASSETS 23 25 GOODWILL 4 4 INTANGIBLES – Net 4 5 OTHER ASSETS 23 22 TOTAL ASSETS $ 3,404 $ 3,567 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable and other accrued liabilities $ 69 $ 64 Interest payable 1 1 Lease liabilities - current portion 4 5 Total current liabilities 74 70 NON-RECOURSE ASSET-BACKED DEBT – Net of current portion 2,036 2,134 CONVERTIBLE SENIOR NOTES 376 376 LEASE LIABILITIES – Net of current portion 18 19 OTHER LIABILITIES 1 1 Total liabilities 2,505 2,600 SHAREHOLDERS’ EQUITY: Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 688,560,794 and 677,636,163 shares issued, respectively; 688,560,794 and 677,636,163 shares outstanding, respectively — — Additional paid-in capital 4,341 4,301 Accumulated deficit (3,442) (3,333) Accumulated other comprehensive loss — (1) Total shareholders’ equity 899 967 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 3,404 $ 3,567

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited) Three Months Ended March 31, 2024 2023 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (109) $ (101) Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash (used in) provided by operating activities: Depreciation and amortization  14 22 Amortization of right of use asset 2 2 Stock-based compensation 33 42 Inventory valuation adjustment 7 23 Change in fair value of equity securities 2 (1) Other 2 — Proceeds from sale and principal collections of mortgage loans held for sale — 1 Gain on extinguishment of debt — (78) Changes in operating assets and liabilities: Escrow receivable (6) (12) Real estate inventory (114) 2,306 Other assets (13) (10) Accounts payable and other accrued liabilities 6 (22) Interest payable — (8) Lease liabilities (2) (2) Net cash (used in) provided by operating activities (178) 2,162 CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of property and equipment (8) (8) Proceeds from sales, maturities, redemptions and paydowns of marketable securities 30 38 Net cash provided by investing activities 22 30 CASH FLOWS FROM FINANCING ACTIVITIES: Repurchase of convertible senior notes — (101) Proceeds from exercise of stock options — 1 Proceeds from issuance of common stock for ESPP 2 1 Proceeds from non-recourse asset-backed debt — 224 Principal payments on non-recourse asset-backed debt (100) (1,446) Payment for early extinguishment of debt — (4) Net cash used in financing activities (98) (1,325) Net (decrease) increase in cash, cash equivalents, and restricted cash (254) 867 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period 1,540 1,791 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period $ 1,286 $ 2,658 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest $ 34 $ 74 DISCLOSURES OF NONCASH ACTIVITIES: Stock-based compensation expense capitalized for internally developed software $ 5 $ 6

RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS: Cash and cash equivalents $ 953 $ 1,143 Restricted cash 333 1,515 Cash, cash equivalents, and restricted cash $ 1,286 $ 2,658

OPENDOOR TECHNOLOGIES INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of our Adjusted Gross Profit (Loss) and Contribution Profit (Loss) to our Gross Profit

(in millions, except percentages and homes sold, or as noted)	Three Months Ended				
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Revenue (GAAP)	**$ 1,181**	**$ 870**	**$ 980**	**$ 1,976**	**$ 3,120**
Gross profit (GAAP)	**$ 114**	**$ 72**	**$ 96**	**$ 149**	**$ 170**
Gross Margin	9.7 %	8.3 %	9.8 %	7.5 %	5.4 %
Adjustments:					
Inventory valuation adjustment – Current Period [1][2]	7	11	17	14	23
Inventory valuation adjustment – Prior Periods [1][3]	(17)	(17)	(29)	(156)	(295)
Adjusted Gross Profit (Loss)	**$ 104**	**$ 66**	**$ 84**	**$ 7**	**$ (102)**
Adjusted Gross Margin	8.8 %	7.6 %	8.6 %	0.4 %	(3.3)%
Adjustments:					
Direct selling costs [4]	(34)	(26)	(28)	(58)	(85)
Holding costs on sales – Current Period [5][6]	(5)	(3)	(4)	(6)	(13)
Holding costs on sales – Prior Periods [5][7]	(8)	(7)	(9)	(33)	(41)
Contribution Profit (Loss)	**$ 57**	**$ 30**	**$ 43**	**$ (90)**	**$ (241)**
Homes sold in period	3,078	2,364	2,687	5,383	8,274
Contribution Profit (Loss) per Home Sold (in thousands)	**$ 19**	**$ 13**	**$ 16**	**$ (17)**	**$ (29)**
Contribution Margin	4.8 %	3.4 %	4.4 %	(4.6)%	(7.7)%

(1) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(2) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(3) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(4) Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.

(5) Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.

(6) Represents holding costs incurred in the period presented on homes sold in the period presented.

(7) Represents holding costs incurred in prior periods on homes sold in the period presented.

OPENDOOR TECHNOLOGIES INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of our Adjusted Net Loss and Adjusted EBITDA to our Net (Loss) Income

	Three Months Ended				
(in millions, except percentages)	**March 31, 2024**	**December 31, 2023**	**September 30, 2023**	**June 30, 2023**	**March 31, 2023**
Revenue (GAAP)	**$ 1,181**	**$ 870**	**$ 980**	**$ 1,976**	**$ 3,120**
Net (loss) income (GAAP)	**$ (109)**	**$ (91)**	**$ (106)**	**$ 23**	**$ (101)**
Adjustments:					
Stock-based compensation	33	32	31	21	42
Equity securities fair value adjustment[(1)]	2	(3)	11	(6)	(1)
Intangibles amortization expense[(2)]	2	2	2	1	2
Inventory valuation adjustment – Current Period[(3)(4)]	7	11	17	14	23
Inventory valuation adjustment — Prior Periods[(3)(5)]	(17)	(17)	(29)	(156)	(295)
Restructuring[(6)]	—	4	—	10	—
Gain on extinguishment of debt	—	(34)	—	(104)	(78)
Other[(7)]	2	(1)	(1)	—	(1)
Adjusted Net Loss	**$ (80)**	**$ (97)**	**$ (75)**	**$ (197)**	**$ (409)**
Adjustments:					
Depreciation and amortization, excluding amortization of intangibles	11	15	9	9	12
Property financing[(8)]	32	32	38	44	60
Other interest expense[(9)]	5	5	9	9	14
Interest income[(10)]	(18)	(24)	(30)	(34)	(18)
Income tax expense	—	—	—	1	—
Adjusted EBITDA	**$ (50)**	**$ (69)**	**$ (49)**	**$ (168)**	**$ (341)**
Adjusted EBITDA Margin	(4.2)%	(7.9)%	(5.0)%	(8.5)%	(10.9)%

(1) Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.

(2) Represents amortization of acquisition-related intangible assets. The acquired intangible assets have useful lives ranging from 1 to 5 years and amortization is expected until the intangible assets are fully amortized.

(3) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(4) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(5) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(6) Restructuring costs consist primarily of severance and employee termination benefits and bonuses.

(7) Includes primarily gain or loss on the sale of available for sale securities, sublease income, gain or loss on the disposal of property and equipment, and income from equity method investments.

(8) Includes interest expense on our non-recourse asset-backed debt facilities.

(9) Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, and interest expense related to the 2026 Notes outstanding.

(10) Consists mainly of interest earned on cash, cash equivalents, restricted cash, and marketable securities.